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                                                                    EXHIBIT 99.3

                                    SNB CORP.

             PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON [ ], 2000
                       SOLICITED ON BEHALF OF THE BOARD OF
                             DIRECTORS OF SNB CORP.

The undersigned holder(s) of Common Shares of SNB Corp., an Ohio corporation (the "Company"), hereby appoints Fred C. Brumbaugh, Marvin J. Stammen and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on [ ], 2000, and at any adjournment thereof, as follows:

1. Adoption of the Agreement and Plan of Merger between Park National Corporation and SNB Corp., dated December 17, 1999, as amended by the Amendment to Agreement and Plan of Merger, dated March 3, 2000, copies of which are included as Appendix A to the proxy statement/prospectus for the meeting.

     ___FOR        ___AGAINST       ___ ABSTAIN

2. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Receipt is acknowledged of Notice of the above meeting and the proxy statement/prospectus relating thereto.


Dated:  __________________, 2000         ______________________________

                                         ______________________________
                                                  (Signatures)

                                         Shareholders should date this proxy
                                         and sign here exactly as name
                                         appears at left. If stock is held
                                         jointly, both owners should sign
                                         this proxy. Executors,
                                         administrators, trustees, guardians
                                         and others signing in a
                                         representative capacity should
                                         indicate the capacity in which they
                                         sign.